UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2016

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Commerce Drive, Loveland, Ohio 45140

(Address of principal executive offices) (zip code)

513-297-3640

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07       Submission of Matters to a Vote of Security Holders

Workhorse Group Inc. (the "Company") held its Annual Meeting on June 29, 2016 in Loveland, Ohio. Of the 23,150,871 shares of Common Stock outstanding on May 11, 2016, the record date, 16,081,300 shares were represented at the Annual Meeting, in person or by proxy, constituting a quorum. The proposals considered at the Annual Meeting are described in detail in the Proxy Statement. The proposals described below were voted upon at the Annual Meeting and the number of votes cast with respect to each proposal was as set forth below:

(1) Elect five (5) directors until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The five directors receiving the highest vote were appointed to the board. The following Directors were elected to the board.

	For	Against	Abstain
Raymond J. Chess	11,932,707	0	49,903
James E. Taylor	11,767,934	0	214,676
H. Benjamin Samuels	11,933,072	0	49,538
Gerald B. Budde	11,933,072	0	49,538
Stephen S. Burns	11,932,755	0	49,855

(2) Approve the compensation of the Company's named executive officers on an advisory basis. This matter was approved by a majority of the shares outstanding.

For	Against	Abstain
11,903,506	19,011	60,093

(3) Approve the Workhorse Group Inc. 2016 Incentive Stock Plan. This matter was approved by a majority of the shares outstanding.

For	Against	Abstain
11,653,554	132,444	196,612

(4) Ratify the appointment of Clark, Schaefer, Hackett & Co.  as the Company's independent registered public accounting firm for the year ending December 31, 2016. This matter was determined based on majority of the shares cast.

For	Against	Abstain
15,693,073	370,777	47,450

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: July 1, 2016	By:	/s/ Julio Rodriguez
	Name:	Julio Rodriguez
	Title:	CFO

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